AMENDMENT TO
THE ADVISORY AGREEMENT
AMONG
LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST, INC.,
LIGHTSTONE VALUE PLUS REIT LP
and
LIGHTSTONE VALUE PLUS REIT LLC

This Amendment (this “Amendment”) to the Advisory Agreement dated as of April 22, 2005 (the “Advisory Agreement”), among Lightstone Value Plus Real Estate Investment Trust, Inc., a Maryland corporation (the “Company”), Lightstone Value Plus REIT LP, a Delaware limited partnership (the “OP”), and Lightstone Value Plus REIT LLC, a Delaware limited liability company (the “Advisor”), is made as of May 2, 2008 among the parties hereto. Capitalized terms used but not defined in this Amendment shall have the meanings specified in the Advisory Agreement.

RECITALS

WHEREAS, the Company, on its own behalf and as general partner to the OP, entered into the Advisory Agreement to avail itself of the experience, sources of information, advice and assistance of the Advisor, and the Advisor entered into the Advisory Agreement to provide such services on the terms and conditions therein;

WHEREAS, the parties hereto wish to amend the Advisory Agreement to revise the definition of “Average Invested Assets” to confirm how Average Invested Assets is determined when the Company invests in a joint venture.

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties, and agreements contained herein, and for other valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Amendment to Section 1(e). Section 1(e) of the Advisory Agreement is hereby amended and restated to read as follows:

“ Average Invested Assets” shall mean the average, at the end of each calendar month  during the calendar quarter in respect of which an Asset Management Fee is being  calculated, of the aggregate book value of the Advisees’ assets invested in equity interests  in and loans secured by real estate, before reserves for depreciation or bad debt or other  similar non-cash reserves. For an equity interest in real estate owned in joint venture, the  calculation of Average Invested Assets shall take into consideration the underlying joint  venture's aggregate book value for the equity interest.

2. Governing Law. This Amendment shall be construed in accordance with and governed by the laws of the State of New York.

3. Counterparts. This Amendment may be executed in counterparts, which shall be treated as originals for all purposes, and all so executed shall constitute one agreement.

Amendment to Advisory Agreement

4. No Other Amendment. Except as expressly modified by this Amendment, all terms and conditions of the Advisory Agreement shall remain unchanged and remain in full force and effect.

[Signature page follows.]

Amendment to Advisory Agreement

IN WITNESS WHEREOF, the undersigned have duly executed this Amendment as of the date first above written.

LIGHTSTONE VALUE PLUS REAL ESTATE
INVESTMENT TRUST, INC.

By:
Name: David Lichtenstein
Title: Chief Executive Officer

LIGHTSTONE VALUE PLUS REIT LP

By:	Lightstone Value Plus Real Estate Investment
Trust, its General Partner

By:
Name: David Lichtenstein
Title: Chief Executive Officer

LIGHTSTONE VALUE PLUS REIT LLC

By:
Name: David Lichtenstein
Title: Authorized Person

Amendment to Advisory Agreement